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                                                                    EXHIBIT 10.8

                             SIXTH AMENDMENT TO THE
                             STERLING CHEMICALS ESOP

         WHEREAS, Section 9.1 of the Sterling Chemicals ESOP (as amended, the "Existing Plan") reserves the right of Sterling Chemicals, Inc., ("Company") to amend the Existing Plan, and authorizes the Chief Executive Officer to adopt amendments that do not materially increase the costs or obligations of participating employers under the Existing Plan;

         WHEREAS, the Company desires to amend the Existing Plan to permit the acceptance of a trust-to-trust transfer of assets held in the Sterling Chemicals, Inc. Sixth Amended and Restated Savings and Investment Plan (as amended, the "SIP"), such assets being those invested in the Company Stock Fund (as defined in the SIP);

         WHEREAS, the Company desires to update the Existing Plan to reflect current law;

         WHEREAS, the Company desires to amend the Existing Plan to reflect the full vesting that occurred with respect to certain employees of Sterling Fibers, Inc., upon the partial termination of the Existing Plan, as well as the full vesting of accounts as of January 1, 2001;

         WHEREAS, the Company has determined that amending the Existing Plan to reflect the desired changes will not materially increase the costs and obligations of participating employers;

         NOW, THEREFORE, the Existing Plan is amended, effective as of the execution date, unless otherwise provided below, as follows:

         Section 1.        Amendment of Section 1.11 of the Existing Plan.
Effective as of January 1, 1998, the first paragraph of Section 1.11 is amended to read in its entirety as follows:

                  "Compensation" with respect to any Participant means such Participant's base Compensation from the Employers, including any elective deferrals as defined in Code section 402(g)(3) and amounts which are not includible in gross income by reason of Code section 125 or, effective January 1, 2001, section 132(f)(4), for that portion of the Plan Year during which he is an Eligible Employee and a Participant in the Plan and shall not include any other forms of compensation, including, without limitation, severance pay, overtime or profit sharing amounts.

         Section 2.        Amendment of Section 1.14 of the Existing Plan.
Effective as of January 1, 2001, Section 1.14 is amended to add the following provision at the end thereof:

                  In addition, each participant in the Sterling Chemicals, Inc. Sixth Amended and Restated Savings and Investment Plan (as amended, the "SIP") who has any portion of his or her account under the SIP invested in the Company Stock Fund shall be an Eligible Employee under this Plan upon the transfer of such portion of his or her SIP account to this Plan pursuant to
                  Section 9.3, but only to the extent of such transferred account. Such Eligible Employee shall not be an Eligible Employee for purposes of receiving allocations pursuant to
                  Section 4.3 unless

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                  such Participant otherwise qualifies as an Eligible Employee.
                  Notwithstanding the prior sentence, such Participant shall be credited with allocations of dividends with respect to Company Stock held in his or her Account, and other earnings or losses on his or her Account. See Exhibit A attached hereto and incorporated herein for all purposes for provisions applicable to such transferred amounts.

         Section 3.        Deletion of Section 1.20 of the Existing Plan.
Effective January 1, 1997, Section 1.20 is amended to read in its entirety as follows: "1.20 Intentionally Omitted."

         Section 4.        Amendment of Section 1.25 of the Existing Plan.
Effective January 1, 1997, Section 1.25 is amended to read in its entirety as follows:

                  "Highly Compensated Employee" shall mean an Employee described in Code section 414(q). This means an Employee who performs services for the Company or an Affiliated Employer during the determination year and who (a) during the determination year or the look-back year was at any time a 5% owner (as defined in Code section 416(i)(1)) or (b) for the look-back year received compensation (as defined in Code section 415(c)(3)), in excess of $80,000, as adjusted to reflect cost-of-living increases and was in the group consisting of the top 20% of Employees when ranked on the basis of 415 Compensation. The determination year shall be the Plan Year, and the look-back year shall be the 12-month period immediately preceding the determination year.

                  In determining whether an Employee is a Highly Compensated Employee for the 1997 Plan Year, the amendments made to Code section 414(q) by the Small Business Job Protection Act of 1996 are treated as having been in effect for years beginning in 1996.

                  In determining who is a Highly Compensated Employee, non-resident aliens who receive no earned income (within the meaning of Code section 911(d)(2)) constituting United States source income (within the meaning of Code section 861(a)(3)) from an Employer or Affiliated Employer shall not be treated as Employees. Additionally, all Affiliated Employers shall be treated as a single employer and Leased Employees (within the meaning of Code Sections 414(n)(2) and 414(o)(2)) shall be considered Employees, unless such Leased Employees are covered by a plan described in Code section 414(n)(5) and are not covered under any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans.

         Section 5.        Amendment of Section 1.31 of the Existing Plan.
Effective January 1, 1997, Section 1.31 is amended by deleting the clause "nor a Family Member" therefrom.

         Section 6.        Amendment of Section 1.32 of the Existing Plan.
Effective January 1, 1997, Section 1.32 is amended by deleting the clause "nor a Family Member" therefrom.

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         Section 7.        Amendment of Section 2.3 of the Existing Plan.
Effective January 1, 2001, Section 2.3 is amended by adding the following sentence after the third sentence of the first paragraph:

                  Benefits under this plan will be paid only if the Administrator decides in his discretion that the applicant is entitled to them.

         Section 8.        Amendment to Article II of the Existing Plan.
Effective January 1, 2001, Article II of the Existing Plan is amended by adding a new Section 2.12 thereto to read in its entirety as follows:

                  2.12 ELECTRONIC ADMINISTRATION In its rules and procedures for the administration of the Plan, the Administrator may provide for the use of electronic communications and other media. Any reference in the Plan to forms shall mean either written forms or electronic forms, to the extent permitted by applicable law.

         Section 9.        Amendment of Section 4.4(a) of the Existing Plan.
Effective January 1, 1995, Section 4.4(a) is amended to read in its entirety as follows:

                  (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's account for any "limitation year" shall equal the lesser of: (1) $30,000, or
                  (2) 25% of the Participant's "415 Compensation" for such "limitation year."

         Section 10. Amendment of Section 4.4(e) of the Existing Plan. Effective January 1, 1998, Section 4.4(e) is amended by adding the following to the end of the first paragraph:

                  In addition, "415 Compensation" shall include (1) remuneration which would have been actually paid if the Participant had not elected to make elective deferrals under a plan qualified under Code section 401(a) or other deferrals described in Code section 402(e)(3), relating to deferrals under a 401(k) plan or 403(b) arrangement, or 402(h), relating to deferrals under a simplified employee pension, (2) amounts which the Participant has elected to have paid, in lieu of salary or wages, as part of the cost of benefits under a cafeteria plan under Code section 125, and (3) elective amounts that are not includible in the gross income of the Participant by reason of Code section 132(f)(4).

         Section 11. Further Amendment of Section 4.4(e) of the Existing Plan. Effective January 1, 1998, the second paragraph of Section 4.4(e) is amended by deleting clause (1)(B), renumbering clause (1)(C) as clause (1)(B), and amending clause (1)(A) to read in its entirety as follows:

                  (A) except to the extent provided for in the prior paragraph, contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the

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                  contributions are not includible in the gross income of the
                  Employee for the taxable year in which contributed,

         Section 12. Amendment of Section 4.4(l), (m), (n), (o) and (p) of the Existing Plan. Effective with respect to any Participant who performs an Hour of Service on or after January 1, 2000, the limitations described in Sections 4.4(l), (m), (n), (o), and (p) (relating to the combined limit under Code section 415(e)) shall not apply.

         Section 13.       Amendment of Section 7.4(b) of the Existing Plan.
Section 7.4(b) is amended by adding the following paragraph to the end thereof:

                  Notwithstanding the vesting schedule stated in this Section 7.4(b), the Account of any Participant who was an Eligible Employee on January 1, 2001, shall be fully vested as of such date. In addition, the Account of any Participant who terminated employment with the Sterling Fibers, Inc., between September 18, 2000, and December 31, 2000, shall be fully vested as of such Participant's termination of employment.

         Section 14.       Amendment of Section 7.5(b) of the Existing Plan.
Section 7.5(b) is amended to read in its entirety as follows:

                  (b) If elected by the Participant (or his or her Beneficiary), the Administrator shall direct the Trustee to distribute to the Participant (or his or her Beneficiary) any amount to which he is entitled under the Plan in one lump-sum payment. In addition, the Participant (or his or her Beneficiary) may elect that payment be made as provided in paragraph (c) below. If no election is filed, the Participant will be deemed to have elected payment in the form of a lump sum.

         Section 15. Amendment of Section 7.5(d) of the Existing Plan. Effective October 1, 2001, Section 7.5(d) is amended by replacing "$3,500" in each instance it appears with the figure "$5,000."

         Section 16. Amendment of Section 7.5(h)(1) of the Existing Plan. Effective January 1, 1999, Section 7.5(h)(1) is amended to read in its entirety as follows:

                  (1) A Participant's benefits shall be distributed to him or her not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five percent owner," as defined in Code section 416(i). Such benefit shall be paid in the form of a period certain annuity measured by the life expectancy of the Participant (or the life expectancies of the Participant and his or her designated Beneficiary) in accordance with Regulations.

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                  Distributions to a Participant actively employed with the
                  Employer and attaining age 70 1/2 prior to January 1, 1999, commenced no later than April 1 of the year following the year in which he attained age 70 1/2. Effective January 1, 1997, such a Participant was permitted to elect to cease such distributions as long as the Participant remained actively employed by the Employer.

         Section 17. Amendment of Section 7.14(b)(1) of the Existing Plan. Effective January 1, 1999, Section 7.14(b)(1) is amended by adding the following at the end thereof: "; and a hardship distribution."

         Section 18. Amendment of Section 9.2 of the Existing Plan. Effective November 1, 2001, Section 9.2 is amended to read in its entirety as follows:

                  9.2 TERMINATION The Board of Directors of the Company shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture. Upon such termination of the Plan, the Employer by written notice to the Trustee and Administrator, shall direct complete distribution of assets in the Trust Fund, with Participant Accounts to be distributed in the form of lump sums. The lump sum distribution of amounts attributable to Company Stock held in a Participant's Company Stock Account or the Company Stock Sub-Account of any Transferred Contributions Account shall be payable in the form of Company Stock, except that any fractional shares shall be payable in cash (unless prohibited from doing so under applicable law or other legal compulsion.) The lump sum distribution of amounts in a Participant's Other Investments Account will be distributed solely in cash.

         Section 19.       Amendment of Section 9.3 of the Existing Plan.
Section 9.3 is amended to read in its entirety as follows:

                  9.3 MERGER OR CONSOLIDATION The Company reserves the right at any time and from time to time to merge or consolidate the Plan with another plan, to transfer assets or liabilities of the Plan to another plan, or to accept a transfer of assets or liabilities from another plan to this Plan. To the extent Code section 414(l) applies, no merger, consolidation, or transfer may be undertaken unless each Participant shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation, or transfer if the Plan had been terminated at such time, or unless such alternative requirements as may be imposed by regulations under Code section 414(l) are satisfied.

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         Section 20.       Amendment to Article X of the Existing Plan.
Effective August 21, 1996, Article X of the Existing Plan is amended by adding a new Section 10.17 thereto to read in its entirety as follows:

                  10.17 SPECIAL PROVISIONS FOR EMPLOYEES WHO ENTER THE ARMED FORCES Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service crediting with respect to qualified military service shall be determined in accordance with Code section 414(u).

         Section 21. Addition of Exhibit A to the Existing Plan. The Existing Plan is amended by adding an Exhibit A thereto to read in its entirety as follows:

                  Provisions applicable to Plan assets transferred from the Sterling Chemicals, Inc. Sixth Amended and Restated Savings and Investment Plan

                  (a) Transfer of Plan Assets: Pursuant to Section 9.3, plan assets invested in the Company Stock Fund maintained within the Sterling Chemicals, Inc. Sixth Amended and Restated Savings and Investment Plan, as amended, may be transferred to the Plan.

                  (b) Relationship to General Plan Provisions: Where the general terms of the Plan do not specifically conflict with the provisions of this Exhibit, they shall be applicable to the transferred assets, including Section 9.2. However, the transferred assets shall be considered Plan assets held outside the ESOP and shall not be subject to the special ESOP provisions found in Sections 4.6, 7.9, 7.10, 7.11, and 7.12.

                  (c) Accounting of Transferred Assets: Such assets shall be maintained in a Transferred Contributions Account established on behalf of each Participant to whom such assets are credited, which shall have a Company Stock Sub-Account to account for Company Stock, and an Other Investments Sub-Account to account for amounts other than Company Stock.

                  (d) Dividends: Any dividends paid with respect to transferred Company Stock shall be either held in the Participant's Transferred Contributions Account or distributed to the Participant (or his or her Beneficiary in the event of his or her death). If the dividend is paid in stock and not distributed, it shall be credited to the Company Stock Sub-Account. If the dividend is paid in cash and not distributed, it shall be credited to the Other Investments Account and invested pursuant to Section 8.1(b).

                  (e) Vesting: Transferred Contributions Accounts shall be fully vested at all times.

                  (f) Distribution: Transferred Contributions Accounts may be withdrawn or distributed at any time, in accordance with procedures adopted by the

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                           Administrator. The normal form of distribution shall
                           be a lump sum. Withdrawal or distribution of amounts credited to the Company Stock Sub-Account may be made only in the form of Company Stock, except that fractional shares of such Stock shall be distributed in cash (unless prohibited from doing so under applicable law or other legal compulsion.) Any amounts credited to a Participant's Other Investments Sub-Account shall be distributed in cash. In no event may the distribution of the Transferred Contributions Account be deferred beyond the later of the date the Participant attains age 65 or terminates employment.

                           In the event the Participant dies before his or her benefit has commenced to be distributed, it shall be paid in the form of a lump sum as soon as administratively feasible following the death of the Participant, but in no event later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death.

                  (g) Optional Forms of Benefit: If a Participant retires while an Employee with an entitlement to receive a pension benefit from the Employer or an Affiliated Employer, he or she may elect that his or her Transferred Contributions Account be paid in either of the following two optional forms of payment instead of the lump sum:

                           (i) Installment Options. Monthly, quarterly, or annual installments over a number of years up to the lesser of 20 or the Participant's life expectancy, determined on the date installments commence. The amount of the payments for the first calendar year shall be determined by dividing the value of such Account determined as of the accounting date following the Participant's termination date, by the number of remaining calendar years. For each subsequent calendar year, the amount of payments shall be determined at the beginning of each calendar year by dividing the value of the Account, determined as of the last day of the previous calendar year, by the number of remaining calendar years.

                           (ii) Life Expectancy Payout Option: Monthly, quarterly, or annual installments payable over the Participant's life expectancy. The amount of the payment for each Plan year shall be determined at the beginning of each Plan Year by dividing the Account determined as of the last day of the previous Plan Year by the life expectancy of such Participant, which shall be recalculated annually as of the last day of each Plan Year.

                           Payments under these options are only available if payments commence no later than that the date the Participant attains age 65 or his or her retirement date, if later.

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                           Once each year, a Participant who is receiving
                           payments in one of these forms shall be permitted to elect to receive all or any portion of his or her Transferred Contributions Account in the form of a lump sum.

                           If the Participant dies prior to receiving all payments under one of these options, the remaining account balance shall be payable as a lump sum to his or her Beneficiary, as soon as administratively feasible following his or her death, but in no event later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death.

         IN WITNESS WHEREOF, the Company has executed this instrument this ______ day of ___________ , 2002.

                                    STERLING CHEMICALS, INC.

                                    ____________________________________________
                                    David G. Elkins, President and Co-Chief
                                           Executive Officer

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